UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2006
Date of Report (date of earliest event reported):

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		I.D. Number)

240–11780 Hammersmith Way
Richmond, British Columbia
V7A 5E3, Canada
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 278-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

REGI U.S., Inc. (the “Company”) completed on November 17, 2006, a transaction with Dresden Investments Ltd. (“Dresden”) including:

(1) EQUITY LINE OF CREDIT. The Company entered into a Securities Purchase Agreement (the “SPA”) with Dresden whereby Dresden agrees to purchase up to Ten Million Dollars ($10,000,000) of the Company’s common stock over a term of thirty-six (36) months at the discretion of the Company. Each draw down will be a minimum of One Hundred Fifty Thousand Dollars ($150,000) up to a maximum of the lesser of Seven Hundred Fifty Thousand Dollars ($750,000) or two hundred percent (200%) of the average weighted volume for the Company’s common stock for the twenty (20) trading days prior to date of purchase. Each purchase will be at a fifteen percent (15%) discount to the market price of the Company’s common stock over the ten (10) trading days prior to the draw down. The SPA provides that the Company may set a threshold price for each draw down below which the Company will not sell common stock.

(2) WARRANT. Dresden received a five (5) year warrant for one million (1,000,000) shares of common stock with an exercise price of One Dollar and Thirty Cents ($1.30) per share.

The following agreements were entered into in connection with these transactions: Securities Purchase Agreement; Registration Rights Agreement; and Common Stock Purchase Warrant.

Funds realized from the Equity Line of Credit will be used for general working capital purposes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated November 20, 2006

REGI U.S., INC.

By:	/s/ John G. Robertson
John G. Robertson, President
(Principal Executive Officer)